UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor

New York, New York 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 1, 2013, ExlService Holdings, Inc. (the “Company”) received a notice of termination (the “Notice”) from The Travelers Indemnity Company (“Travelers”) pursuant to Section 19.2 of the Professional Services Agreement, dated as of March 7, 2006, between the Company and Travelers (as amended from time to time, the “Agreement”).

Travelers represented 9.6% of the Company’s total revenues for the three months ended September 30, 2013. The Company expects that this termination will not have a material impact on calendar year 2013 revenues and estimates a reduction in 2014 revenues of $14 million to $28 million, although transition plans have not been discussed by the parties. Under the Agreement, the Company must provide, for up to eighteen (18) months from the termination date, certain disentanglement services at the Company’s expense. The Company is confident of its ability to redeploy the employee resources and physical infrastructure based on its expected growth and expansion. As such, the Company does not expect any employee layoffs due to the termination.

Travelers’ stated basis for the termination was that the Company had failed to comply with certain provisions of the Agreement regarding the handling of Travelers’ information. The termination arose from an incident where Company employees, who have since been terminated, shared a procedural document externally in violation of the Company’s strict client confidentiality policies. The Company and Travelers sought an amendment to the existing agreement but were unable to reach terms mutually acceptable to the parties.

While the Company is disappointed in Travelers’ decision to terminate, it is committed to work with Travelers to effect a smooth transition while continuing to provide ongoing services in accordance with the Agreement.

This report contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations and the impact of the termination of the Travelers contract. These statements may also include those with words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include uncertainty regarding the impact of the termination of the Travelers contract, the process for the transition of Travelers services away from the Company and the Company’s ability to re-deploy personnel and infrastructure to other clients. Additional factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXLSERVICE HOLDINGS, INC.

Date: November 4, 2013	By:	/S/ VISHAL CHHIBBAR
Vishal Chhibbar
Executive Vice President and Chief Financial Officer
(Duly Authorized Signatory, Principal Financial and Accounting Officer)

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